Exhibit 99.2
The Mortgage Partnership of America, L.L.C.
Consolidated Financial Statements as of and for the Years Ended December 31, 2009 and 2008, and Independent Auditors’ Report

The Mortgage Partnership of America, L.L.C.
Table of Contents
As of and for the Years Ended December 31, 2009 and 2008

Page(s)
Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–9

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholder of
The Mortgage Partnership of America, L.L.C.
We have audited the accompanying consolidated balance sheets of The Mortgage Partnership of America, L.L.C. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, statements of changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 26, 2010

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$6,993	$4,355
Accounts Receivable, net	3,885	1,391
Prepaid Expenses and Other Current Assets	337	197

Total Current Assets	11,215	5,943

Premises and Equipment, net	19	33

Total Assets	$11,234	$5,976

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,385	$938
Deferred Revenue	3	73

Total Current Liabilities	1,388	1,011

Commitments and Contingencies (Note 8)

Equity:

The Mortgage Partnership of America, L.L.C. (“MPA”) Interests	7,203	3,821
Non-controlling Interests	2,643	1,144

Total Equity	9,846	4,965

Total Liabilities and Equity	$11,234	$5,976

See notes to consolidated financial statements.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Consolidated Statements of Operations
(Dollars in Thousands)

	For the Years Ended
	December 31,
	2009	2008
Revenue:
Preferred Investor	$17,684	$9,225
Preferred Vendor	1,470	853
National Training	742	542
Membership Fees	728	453
Other	374	309

Total Revenue	20,998	11,382

Expenses:
Salaries and Benefits	3,142	2,535
Professional Services	307	125
Occupancy and Equipment	226	236
Other Operating	1,988	1,431

Total Expenses	5,663	4,327

Income from Operations	15,335	7,055
Other Income, net	78	147

Net Income	15,413	7,202
Net Income Attributed to Non-controlling Interests	(9,210)	(4,381)

Net Income Attributed to MPA	$6,203	$2,821

See notes to consolidated financial statements.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Consolidated Statements of Changes in Equity
(Dollars in Thousands)

	For the Years Ended December 31, 2009 and 2008
		Non-controlling
	MPA’s Interest	Interests	Total
Balance, January 1, 2008	$3,381	$983	$4,364

Net Income	2,821	4,381	7,202
Contributions	—	17	17
Distributions	(2,381)	(4,237)	(6,618)

Balance, December 31, 2008	3,821	1,144	4,965

Net Income	6,203	9,210	15,413
Contributions	—	36	36
Distributions	(2,821)	(7,747)	(10,568)

Balance, December 31, 2009	$7,203	$2,643	$9,846

See notes to consolidated financial statements.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

	For the Years Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net Income	$15,413	$7,202
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and Amortization	14	16
Changes in Assets and Liabilities:
Accounts Receivable, net	(2,494)	178
Prepaid Expenses and Other Current Assets	(140)	(167)
Accounts Payable and Accrued Expenses	447	400
Other Current Liabilities	(70)	(92)

Net Cash Flow from Operating Activities	13,170	7,537

Cash flows from investing activities:
Additions to Premises and Equipment	—	(12)

Net Cash Flow from Investing Activities	—	(12)

Cash flows from Financing Activities:
Distributions to MPA Interests	(2,821)	(2,381)
Contributions from Non-controlling Interests	36	17
Distributions to Non-controlling Interests	(7,747)	(4,237)

Net Cash Flow from Financing Activities	(10,532)	(6,601)

Net Increase in Cash and Cash Equivalents	2,638	924
Cash and Cash Equivalents at the Beginning of the Year	4,355	3,431

Cash and Cash Equivalents at the End of the Year	$6,993	$4,355

See notes to consolidated financial statements.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2009 and 2008
(Dollars in Thousands)
1. ORGANIZATION
     The Mortgage Partnership of America, L.L.C. (“MPA” or the “Company”) was formed as a Delaware limited liability company with the purpose of being sole manager of Best Partners Mortgage Cooperative, Inc. doing business as Lenders One Mortgage Cooperative (“Lenders One”). Lenders One is a national alliance of independent mortgage bankers (“Members”) that provides its Members with revenue enhancing, cost reducing, and market share expanding opportunities. The alliance was established in 2000 and as of December 31, 2009 consists of more than 155 members.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Basis of Accounting — The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
     Principles of Consolidation — The consolidated financial statements include the accounts of the Company and Lenders One, a corporation determined to be a variable interest entity for which MPA is the primary beneficiary. Intercompany accounts and transactions have been eliminated.
     Variable Interest Entities — MPA is the managing member of Lenders One as established in the management agreement between MPA and Lenders One dated December 2000 (“Management Agreement”). MPA was formed to act on behalf of Lenders One and its Members principally to negotiate favorable terms on mortgage-related and non-mortgage-related products and services. These include agreements with third parties that improve capital markets execution (Preferred Investor Agreements or PIAs) and agreements that lower Members’ cost for certain services (Preferred Vendor Agreements). The term of the Management Agreement is 25 years and ends December 31, 2025. For providing these services MPA receives payment from Lenders One based upon the benefits achieved for the Members. The payment generally represents approximately 50% of the savings or improved execution achieved by the Members. The Management Agreement provides MPA with broad powers such as recruiting members for Lenders One, collection of fees and other obligations from Members of Lenders One, processing of all rebates owed to Lenders One, day-to-day operation of Lenders One, and negotiation of contracts with vendors including signing contracts on behalf of Lenders One.
     The Company determined that the Management Agreement between MPA and Lenders One represents a variable interest in a variable interest entity and that MPA is the primary beneficiary since MPA is deemed to absorb the largest amounts of Lender One’s expected losses and expected residual returns. As a result, Lenders One is presented in the accompanying financial statements as of December 31, 2009 and 2008 on a consolidated basis, with any interests of the Members reflected as noncontrolling interest. At December 31, 2009 and 2008, Lenders One had total assets of $4,523 and $2,300, respectively and payables of $1,880 and $1,156, respectively.
     Use of Estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.
     Concentration of Credit Risk — The Company’s financial instruments that are exposed to concentrations of credit risk principally consist of cash and cash equivalents, investments and accounts receivable. The Company deposits cash and cash equivalents and investments in accounts with major financial institutions and, at times, such investments may be in excess of federal insured limits.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Notes to Consolidated Financial Statements, continued
(Dollars in Thousands)
     Revenues from the top three preferred investors equaled 25%, 23% and 19% of revenue for the year ended December 31, 2009. One of these preferred investors represented 13% of accounts receivable at December 31, 2009. Revenues from the top three preferred investors equaled 30%, 28% and 16% of revenue for the year ended December 31, 2008. One of these preferred investors represented 35% of accounts receivable at December 31, 2008.
     Cash and Cash Equivalents — Cash and Cash Equivalents include cash in banks and investments in short-term instruments with an original maturity date of three months or less.
     Accounts Receivable, Net — Accounts Receivable are net of an allowance for doubtful accounts that represent an amount estimated to be uncollectible. Management has estimated the allowance for doubtful accounts based on historical write-offs, analysis of past due accounts based on the contractual terms of the receivables, and the assessment of the economic status of customers, if known.
     Prepaid Expenses—Prepaid expenses primarily comprise advance payments made to vendors for services to be provided in future periods.
     Premises and Equipment, Net —Premises and Equipment, Net are reported at cost and depreciated over their estimated useful lives using the straight-line method as follows:

Furniture and Fixtures	7 years
Office Equipment	5 years
Computer Hardware and Software	2 — 3 years
     Payments for maintenance and repairs are recorded as expenses when incurred.
     Revenue Recognition— Revenues from the services are recognized when revenue is realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been performed; 3) the seller’s price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.
     Defined Contribution 401(k) Plan — Some of the Company’s employees currently participate in a defined contribution 401(k) plan under which the Company may make matching contributions equal to a discretionary percentage determined by the Company. The Company recorded expense of $159 and $119 in 2009 and 2008, respectively related to discretionary amounts contributed.
     Income Taxes — MPA is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal and state income taxes has been included in these financial statements. Lenders One is treated as a corporation for federal and state income tax purposes, however, operating as a cooperative, it returns all its income to the cooperative members and no tax is incurred at the cooperative level.
3. TRANSACTIONS WITH RELATED PARTIES
     Carpet Co-op of America (“CCA”) has an ownership percentage in MPA and provides back office support to MPA such as accounting, human resources, and information technology services. During 2009 and 2008 MPA recognized operating expenses from CCA of $114 and $112, respectively and at December 31, 2009 and 2008 had accounts payable to CCA of $402 and $340, respectively.
     Community Mortgage Lenders of America, Inc. (“CMLA”) is a 501(c)(6) organization that was formed in 2009 that provides community mortgage lenders with timely and accurate information on changing regulatory requirements, and to ensure that community mortgage lenders have a voice in Washington, D.C. regarding how the mortgage industry is regulated. Two members of MPA’s management serve on the board of directors of CMLA and there is a management agreement between MPA and CMLA. MPA provides management services, administrative

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Notes to Consolidated Financial Statements, continued
(Dollars in Thousands)
support, and financial and accounting support for a monthly fee to CMLA. During 2009, CMLA paid $2 for these services.
     Mortgage Returns LLC (“Mortgage Returns”) is a provider of customer retention management (“CRM”) software to the mortgage industry in which MPA has a 3% ownership interest. In 2008 MPA entered into a single enterprise license with a four year term at a reduced price for Mortgage Return’s CRM software which is an integral part of Lenders One productivity system called LOANMax. The annual licensing fee is $0.3 million plus supplemental amounts as new Members join Lenders One. During 2009 and 2008 MPA recognized $0.5 million and $0.2 million respectively, of expense related to the license and at December 31, 2009 and 2008, the Company recorded prepaid expenses for license fees of $0.2 million and $0.1 million, respectively.
4. ACCOUNTS RECEIVABLE, NET
     Accounts Receivable, net consists of the following:

	December 31,
	2009	2008
Accounts Receivable	$657	$610
Unbilled Fees	3,226	785
Other Receivables	6	—

	3,889	1,395
Allowance for Doubtful Accounts	(4)	(4)

Total	$3,885	$1,391

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS
     Prepaid Expenses and Other Current Assets consist of the following:

	December 31,
	2009	2008
Prepaid Expenses	$307	$179
Other Current Assets	30	18

Total	$337	$197

6. PREMISES AND EQUIPMENT, NET
     Premises and Equipment, net consists of the following:

	December 31,
	2009	2008
Computer Hardware and Software	$36	$36
Furniture and Fixtures	36	36
Office Equipment and Other	14	14

	86	86
Less: Accumulated Depreciation and Amortization	(67)	(53)

Total	$19	$33

     Depreciation and amortization expense, amounted to $14 and $16 for 2009 and 2008, respectively, and is included in Occupancy and Equipment expense in the accompanying Consolidated Statements of Operations.

THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
Notes to Consolidated Financial Statements, continued
(Dollars in Thousands)
7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts Payable and Accrued Expenses consist of the following:

	December 31,
	2009	2008
Accounts Payable	$474	$366
Accrued Salaries and Benefits	800	483
Other Accrued Expenses	111	89

Total	$1,385	$938

8. COMMITMENTS AND CONTINGENCIES
Litigation
     The Company is from time to time involved in legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the outcome of such matters will not have a material impact on the Company’s financial condition, results of operations or cash flows.
Leases
     The Company leases certain space under a non-cancelable operating lease agreement. The operating lease agreement expires June 30, 2011. Future minimum lease payments at December 31, 2009 under this agreement are as follows:

Operating
Lease
Obligations
2010	$104
2011	52

$156

     Total operating lease expense was $108 and $107 for the years ended December 31, 2009 and 2008, respectively.
9. SUBSEQUENT EVENTS
     The Company evaluated subsequent events through April 26, 2010, which is the issuance date of the financial statements, and made the determination that no events other than disclosed below occurred subsequent to December 31, 2009, that would require disclosure in or would be required to be recognized in the financial statements.
Acquisition by Altisource Portfolio Solutions S.A.
     In February 2010, Altisource acquired 100% of the outstanding equity interest of MPA pursuant to a Purchase and Sale Agreement. Consideration for the transaction consisted of $29.0 million in cash, a put option and 959,085 shares of Altisource’s common stock valued at $24.92 per share. A portion of the consideration (314,135 shares) will be held in escrow to secure MPA’s indemnification obligations under the Purchase and Sale Agreement.